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                                                                   EXHIBIT 10.31

                           AMBIT DESIGN SYSTEMS, INC.

                        1996 INCENTIVE STOCK OPTION PLAN

         1. PURPOSE OF PLAN. This Incentive Stock Option Plan ("Plan") is intended to encourage ownership of shares of AMBIT DESIGN SYSTEMS, INC., a California corporation ("Company"), by key employees of the Company and to provide additional incentive for them to promote the success of the Company's business. Options granted under this Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("the Code"). The Plan shall not confer upon any employee of the Company any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Company's right to terminate such employment at any time, with or without cause.

         2. SHARES SUBJECT TO PLAN. There will be reserved for use upon the exercise of options to be granted from time to time under the Plan ("Options"), an aggregate of 900,000 shares of common stock of the Company, which shares may be in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time t6 time determine, authorized but unissued shares of common stock or shares of issued common stock which have been reacquired by the Company. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan has been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan. Shares purchased pursuant to the Plan and later repurchased by the Company shall riot be available for future grant or sale under the Plan.

         3. ADMINISTRATION OF PLAN. The Board of Directors shall, subject to the provisions of the Plan, have plenary authority in its discretion to determine the employees of the Company to whom Options shall be granted, the number of shares to be covered by each of the Options, and the time or times at which Options shall be granted and may be exercisable; to interpret the Plan; to prescribe, amend, and rescind rules arid regulations relating to it; and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that, in the case of employees who are also directors of the Company, Options shall be granted only upon approval of a majority of disinterested directors.

         4.       ELIGIBLE EMPLOYEES.

                  a. Options may be granted from time to time to any employees of the Company selected by the Board of Directors whether or not the grantee has previously received one or more Options hereunder. In no event shall an Option be granted to any person who, immediately before such Option is granted, owns (as defined in Section 424(d)of the code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary unless, at the time such Option is granted, the purchase price of the shares covered by such Option is at least one hundred ten percent (110%) of the fair market value of such shares and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

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                  b.       In making any determination as to employees to whom
Options shall be granted and as to the number of shares to be covered by such Options, the Board of Directors shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Board of Directors deems relevant in connection with accomplishing the purpose of the Plan.

         5. LIMITATION ON SHARES SUBJECT TO OPTIONS. The aggregate fair market value (determined as of the time an Option is granted) of all of the shares with respect to which incentive stock options are exercisable for the first time by the employee during any calendar year (under this Plan or any other incentive stock option plan of the Company and any parent or subsidiary corporation) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted and the market value of such shares shall be determined as of the time the Option with respect to such shares was granted.

         6. OPTION PRICES. The purchase price of the shares to be covered by each Option shall be one hundred percent (100%) (or one hundred ten percent (110%) if the conditions described in Section 4.a above apply) of the fair market value of the shares as determined by the Board of Directors in good faith at the time of granting the Option.

         7. TERMS OF OPTIONS. Except as provided in 4.a above, each Option must be exercised within ten (10) years from the date of grant. The Option term may be subject to termination prior to the expiration of the period specified in this paragraph as provided hereinafter.

         8. EXERCISE OF OPTION. The Board of Directors shall determine, at the time an Option is granted, the time or times at which the rights under such Option may be exercised. An Option may not be exercised at any time unless the holder thereof has been in the continuous employ of the Company from the date of the granting of the Option to the date of either its exercise or the death of the holder. Options may be exercised only in the manner set forth in the form of Option Agreement attached hereto and marked as Exhibit A.

         9.       DISSOLUTION, LIQUIDATION, REORGANIZATION. Notwithstanding
Section 8 above, in the event the shareholders of the Company approve a dissolution or liquidation of the Company, the holder of an Option shall have the right to exercise his or her Option as to all or any part of the shares covered by such Option which would not otherwise be exercisable by reason of an insufficient lapse of time, during a time specified by the Board of Directors or described in the Option Agreement.

         In the event of a Reorganization (defined below) in which the Company is not the surviving or acquiring company or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then the Board of Directors shall terminate all Options issued under this Plan and the procedure described in the preceding paragraph shall apply; or, if there is a reorganization agreement which specifically provides for a change, conversion or exchange of Options issued under this Plan for securities of another corporation, then such provision shall apply and the Board of Directors shall make appropriate adjustments.

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         The term "Reorganization" as used herein shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or sale of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of such Reorganization.

         10. NONTRANSFERABILITY. An Option shall not be transferable other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the employee only by the employee.

         11.      TERMINATION OF EMPLOYMENT.

                  a. TERMINATION OF OPTION RIGHTS. In the event the employment by the Company of any employee to whom an Option has been granted is terminated for any reason other than death or disability, the Option may be exercised within thirty (30) days of termination of employment to the extent the employee would have been entitled to do so on the date of said termination, provided however if any employees shall cease to be employed by the Company by reason of the employee's serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company's funds, the Option shall be terminated as of the date of the misconduct.

                  b. DEATH OF AN EMPLOYEE. If an employee to whom an Option has been granted dies while employed by the Company, such Option may be exercised to the extent the employee would have been entitled to do so at the date of his or her death, by the employee's heirs, executors, administrators, or other personal representative at any time within six (6) months after the employee's death but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement.

                  c. DISABILITY OF EMPLOYEE. In the event of termination of an employee's employment with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), such employee may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent such employee was entitled to exercise it at the date of such termination. To the extent that such employee was not entitled to exercise the Option at the date of termination, or if such employee does not exercise such Option within the time specified herein, the Option shall terminate.

                  d. REPURCHASE OPTION. In the event the employment by the Company of an employee who has purchased shares by exercise of an Option is terminated for any reason, the Company shall have the option to repurchase any or all of those shares at a price equal to one hundred percent (100%) of the then fair market value of the shares as determined by the Board of Directors in good faith.

         12. COMPANY'S RIGHT OF FIRST REFUSAL. The Company shall have a right of first refusal in the event an employee desires to sell or otherwise dispose of any shares acquired by exercise of an Option granted pursuant to this Plan.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If there shall be any change in the common stock through merger, consolidation, reorganization, recapitalization, dividend in

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the form of stock (of whatever amount), stock split or other change in the
Company's corporate structure, and all or any portion of any Option under the Plan shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Option rights.

         14. EFFECTIVENESS OF PLAN. This Plan shall become effective only after its adoption by the Board of Directors and the approval of the Plan by an affirmative vote of a majority-in-interest of all the outstanding shares of the Company. The Board of Directors adopted this Plan on June 24, 1996. A majority-in-interest of the outstanding shares of the Company approved the Plan on ___________________, 19__. The effective date of this Plan shall be June 24, 1996.

         15. TIME OF GRANTING OPTIONS. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company nor any action taken by the Board of Directors shall constitute the granting of any Option. The granting of an Option shall take place only when a written option agreement substantially in the form of the option agreement attached hereto and marked Exhibit A has been duly executed and delivered by or on behalf of the Company and the employee to whom such Option is being granted.

         16. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on the tenth (10th) anniversary of the earlier of either the adoption by the Company or approval by the shareholders of the company, and an Option shall not be granted under the Plan after that date. The Plan, including the attached form of option agreement, may at any time or from time to time be terminated, modified, or amended by the shareholders of the Company by the affirmative vote of a majority in interest of all the shares of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan, including such form of option agreement, in such respects as it deems advisable in order that the Options shall qualify as incentive stock options pursuant to the provisions of Section 422 of the Code and supporting regulations, if any, or to conform to any change in the law or in any other respect. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect the employee's rights under an Option theretofore granted to him or her.

         17.      MISCELLANEOUS.

                  a. Neither the Plan nor any Option granted hereunder shall confer on any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. No employee shall have any rights of a Shareholder with respect to Options issued under the Plan until such shares subject to the Option shall have been issued to employee upon exercise of such Option.

                  b. The exercise of all or any parts of an Option under the Plan shall only be effective at such time that the sale of the shares of common stock pursuant to such exercise will not violate any state or federal securities or other laws.

                                                /s/ Rajeev Madmavan
                                                --------------------------------
                                                President

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